Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Post-Effective Amendment No.3 to Form S-1 No. 333-109129 on Form S-3 and Form S-3 for the registration of 9,268,195 shares of common stock) of Marshall Edwards, Inc. and in the related Prospectuses of our report dated July 31, 2003, with respect to the consolidated financial statements of Marshall Edwards, Inc., included in the Annual Report (Form 10-K) for the year ended June 30, 2006.

/s/ Ernst & Young LLP

Stamford, Connecticut
August 30, 2006

A Member Practice of Ernst & Young Global